Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned officers and directors of Nuveen Global Cities REIT, Inc. (the “Company”), hereby severally constitute Michael J.L. Sales, Robert J. Redican and William M. Miller, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Company’s Registration Statement on Form S-11 (File No. 333-252077) and any and all amendments to said Registration Statement, including any Registration Statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as officers and directors to enable Nuveen Global Cities REIT, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Name	Title	Date

/s/ Michael J.L. Sales Michael J.L. Sales	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	April 12, 2024

/s/ Robert J. Redican Robert J. Redican	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 12, 2024

/s/ Michael A. Perry Michael A. Perry	Director	April 12, 2024

/s/ John L. MacCarthy John L. MacCarthy	Director	April 12, 2024

/s/ Donna Brandin Donna Brandin	Director	April 12, 2024

/s/ John R. Chandler John R. Chandler	Director	April 12, 2024

/s/ Steven R. Hash Steven R. Hash	Director	April 12, 2024

/s/ Robert E. Parsons, Jr. Robert E. Parsons, Jr.	Director	April 12, 2024